EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hauppauge Digital Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 4, 2003, relating to the consolidated financial statements and schedule of Hauppauge Digital, Inc. and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2003.


/s/ BDO Seidman, LLP
-------------------------------------------
BDO Seidman, LLP
Melville, New York

December 17, 2004